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July 20, 1999

William Kraemer, Vice President
MCNIC Pipeline & Processing Company
150 West Jefferson Avenue Suite 1700
Detroit MI 48226

         Re:      Crown Asphalt Distribution, L.L.C.

Dear Bill:

         As you know, pursuant to Section 6.3 of the Operating Agreement of Crown Asphalt Distribution, L.L.C. ("CAD"), MCNIC Pipeline & Processing Company ("MCNIC") has chosen to participate in the formation of Crown Asphalt Distribution Two, L.L.C. ("CAD TWO") such that CAD Two will pursue the Additional Opportunity of acquiring certain assets from Asphalt Supply & Service, Inc., Interstate Asphalt Company, Inc., Inoco, Inc. and S&L Industrial. In particular, the agreements between MCNIC and Crown Asphalt Products Company with respect to CAD Two are set forth in a separate letter agreement, also dated as of today.

         We ask that this supplemental letter agreement be executed and delivered by MCNIC in order to confirm the agreement described below.

         We have agreed that the Working Capital Loan referred to in Section 7.1 of the CAD Operating Agreement and the promissory note evidencing CAD's repayment obligation under such Working Capital Loan will be rolled into and replaced by the Loan from MCNIC for working capital, inventory and receivables described in Section 7.2 of the CAD Operating Agreement. The Loan currently has a balance and continues to be drawn against pursuant to the terms of Section 7.2, but as of this date has not been documented. As soon as reasonably practicable following the Closing, MCNIC and CAD will execute the loan documentation evidencing such Loan as described in Section 7.2 and any documentation needed to evidence the corresponding satisfaction and discharge of the preexisting promissory note.

         In order to indicate MCNIC's acceptance of this letter agreement (which acceptance will be a condition precedent to Capco's execution or delivery of the Contribution Agreement and related CAD Two financing documents), please sign and return a duplicate copy of this letter where indicated below.

                                           CROWN ASPHALT PRODUCTS COMPANY

                                           Jay Mealey, President

APPROVED AND ACCEPTED:
-----------------------

MCNIC PIPELINE & PROCESSING COMPANY

By:
   ---------------------------------
William Kraemer, Vice President